Designated Filer: Jonathan S. Leff

Issuer & Ticker Symbol: Hana Biosciences, Inc. (HNAB)

Date of Event Requiring Statement: June 7, 2010

Exhibit 99.2 - Joint Filer Information

Joint Filers:

1.	Name:	Nishan M. DeSilva
Address:	C/O WARBURG PINCUS LLC
450 LEXINGTON AVENUE
New York, NY 10017

2.	Name:	Andrew Ferrer
Address:	C/O WARBURG PINCUS LLC
450 LEXINGTON AVENUE
New York, NY 10017